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EXHIBIT 10.7

                               SEMELE GROUP, INC.
                        QUALIFIED STOCK OPTION AGREEMENT
                         EXECUTIVE OPTION GRANT PROGRAM

      THIS OPTION AGREEMENT is made as of the 30th day of December, 1997 by and between SEMELE GROUP, INC. (the "Company"), and James A. Coyne (the "Optionee"). All definitions contained in the Semele Group, Inc. Amended 1994 Executive and Director Stock Option Plan (the "Plan") are hereby incorporated by reference and shall have the same meanings in this Agreement as are contained in the Plan.

      WHEREAS, the Optionee is employed by the Company, its subsidiaries or Banyan Management Corp. and in the course of this employment provides services to the Company, its subsidiaries or Banyan Management Corp., and

      WHEREAS, by affording an opportunity to purchase Shares (as defined below), the Company desires to provide additional motivation to the Optionee to achieve long-term growth in stockholder equity,

      NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter set forth and other good and valuable consideration, the Company and the Optionee agree as follows:

      I. Grant of Option. Subject to the terms and conditions of the Plan and this Option Agreement, the Company hereby grants to the Optionee the option to purchase an aggregate of 400,000 shares of the Company's Common Stock (the "Shares"). The Options granted hereunder are designated as incentive stock options as described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

      II. Purchase Price. The price per share at which Shares may be acquired on exercise shall be $0.925, which is not less than 100% of the Fair Market Value of a share of the Company's Common Stock on the date hereof.

      III. Exercise Schedule. Subject to becoming exercisable earlier as provided in the Plan, and subject to the provisions of Section 4 of this Agreement, the Options granted hereunder shall vest and be exercisable in installments as follows: (i) to the extent of 33.3% of the number of Shares commencing on the first anniversary of the date of grant; (ii) to the extent of an additional 33.3% of Shares commencing on the second anniversary of the date of grant; and (iii) to the extent of an additional 33.4% of Shares commencing on the third anniversary of the date of grant; provided, however, that if the Optionee shall die or become permanently or totally disabled or retire in accordance with the Company's or Banyan Management Corp.'s retirement procedures, then all options granted hereunder shall become immediately exercisable.

      IV. Period and Cancellation. The exercise period of each Option shall terminate ten years from the date of grant, unless sooner terminated as provided in this Option Agreement or under
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the Plan. The exercise period of each Option shall also terminate on the
Optionee's Termination of Employment except if:

            1. the Termination of Employment is due to: (a) the death or permanent and total disability of the Optionee; or (b) the retirement in accordance with the Company's or Banyan Management Corp.'s retirement practices; then any unexercised Options to acquire Shares will become immediately exercisable (without regard to meeting or complying with the other vesting provisions of this Option Agreement or the Plan) as of the date of death, disability or retirement and may be exercised by the Optionee, the Optionee's legal representative or the Optionee's beneficiary(ies), as the case may be, at any time within one year in the case of (a) and 90 days in the case of (b);

            2. the Termination of Employment is due to any reason other than as described in subsection (i) above, any unexercised Options which have vested pursuant to the terms of this Option Agreement and the Plan on or before the Termination of Employment must be exercised by the Optionee, his legal representative or his beneficiary(ies) within 30 days after the date of Termination of Employment; or

            3. the Termination of Employment is due to a reason described in subsection (i) above (other than death) and the Optionee dies prior to the expiration of the applicable exercise period set forth therein, the Options may be exercised by his legal representative or his beneficiary(ies) within the remainder of the period that would have been applicable to the Optionee prior to the Optionee's death.

      Termination of the exercise period shall result in termination and cancellation of the Options. For purposes of this Option Agreement, "disability" of the Optionee shall be deemed to have occurred if the Optionee has suffered permanent and total physical or mental illness, injury or infirmity of such a nature, degree or effect as to render the Optionee substantially unable to perform his or her duties at the same level as previously performed for the Company, one of its subsidiaries or Banyan Management Corp. The Board shall determine, according to the facts then available to it, whether and when disability has occurred, and the date of disability shall be the date of any such determination.

      V. Method of Option Exercise. The Optionee shall exercise Options by delivering written notice of intent to exercise to the Company's Chief Operating Officer at the Company's principal office located at One Canterbury Green, 8th Floor, 201 Broad Street, Stamford, CT 06901 (or the office which is the successor main office or which is otherwise designated as the office to which notice is to be given as the Board may direct). Each notice shall: (i) state the Optionee's election to exercise the Option and the number of Shares in respect of which the Option is being exercised; (ii) be signed by the person or persons exercising the Option; (iii) be accompanied by proof, reasonably satisfactory to the Company's Chief Operating Officer, of the right of that person or persons to exercise the Option if the Option is being exercised by any person or persons other than the Optionee; and (iv) be accompanied by payment, in cash, Shares or any other form of payment acceptable to the Board. An Option shall not have been exercised unless all the preceding provisions of this paragraph shall have been complied with and, for all purposes of this Option Agreement, the date of the exercise of the Option with respect to any particular Shares shall be the date on which the notice, proof (if required) and payment shall all have been
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received by the Chief Operating Officer. The certificate or certificates for the
Shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered to or upon the written order of the person or persons exercising the Option as soon as practicable after receipt by the Chief Operating Officer of the notice, proof (if required) and payment. Delivery of the certificate shall be made at the place designated by the Optionee in the written notice of intent to exercise.

      VI. Change in Control. Notwithstanding the provisions of Section 3 of this Agreement, if while unexercised Options remain outstanding under the Option Agreement the Termination of Employment of the Optionee shall occur due to a Change in Control (as defined below), all outstanding Options evidenced hereby shall become exercisable from and after the date of Termination of Employment.

      For the purposes of this Section 6, the term "Change in Control" shall mean an occurrence whereby (i) any person, partnership, corporation, entity or group (as that term is used in the Securities Exchange Act of 1934) shall, in any single transaction or series of related transactions, directly or indirectly acquire beneficial ownership of more than 50% of the Company's voting securities or substantially all of the Company's assets or (ii) individuals who were members of the Board immediately prior to a meeting of stockholders involving a contest for the election of directors do not constitute a majority of the Board following such election or (iii) the Optionee fails to be reelected a director of the Company, unless the Optionee was not nominated for reelection with his consent.

      VII. No Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to Shares covered by the Option until the date of issuance of a stock certificate for the Shares; no adjustment for cash dividends, or otherwise, shall be made if the record date therefor is prior to the date of exercise of the Option.

      VIII. Requirements of Law. The Company may issue or deliver certificates for Shares prior to: (i) listing of the Shares on any stock exchange on which the Shares may then be listed; or (ii) registering or qualifying the Shares under federal or state law; provided, however, the Company shall not issue or deliver certificates for Shares prior to the Optionee tendering to the Company those documents or payments as the Board may deem necessary to satisfy any applicable withholding obligation for the Company to obtain a deduction on its federal, state or local tax return with respect to the exercise of an Option. If the disposition of Shares acquired on exercise of any Option is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act") and is not otherwise exempt from registration, (i) the acquired Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder;(ii) on demand by the Board, the individual exercising an Option shall state in writing, as a condition precedent to each exercise, that the Optionee is acquiring the Shares for investment only and not for resale or with a view to distribution; and (iii) any certificates for Shares issued pursuant to the terms of this Option Agreement or the Plan shall bear the following or similar legend:

            The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state and may not be sold or transferred except upon
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      registration or receipt by the Company of an opinion of counsel satisfactory to the Company, in form and substance satisfactory to the Company, that registration is not required for sale or transfer.

       IX. Cause to be Registered Under the Act. The Board may, in its discretion, register the Shares acquired by the Optionee under the Securities Act. Further, if at any time the Company proposes to register any of its equity securities under the Securities Act, whether or not for its own account, and there exist Shares which cannot be sold under an existing registration statement or Rule 144(k) (or any similar provision then enforced), then the Company shall give written notice of the proposed filing to the holder of the Shares at least 20 days before the anticipated filing date. This notice shall offer the holder the opportunity to register the Shares. The Company shall register all Shares with respect to which the Company has received a written request for inclusion therein within 15 business days after notice has been duly given to the applicable holder. The holder of restricted Shares shall be permitted to withdraw all or any part of the restricted Shares from this registration at any time prior to the effective date of the registration.

       X. Non-transferability. The Option shall not be assigned, transferred (except as herein provided), pledged, or hypothecated in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution. The Option is exercisable during an Optionee's lifetime only by the Optionee or the appointed guardian or legal representative of the Optionee, and no Option shall be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition contrary to the provisions hereof, and the levy of any attachment or similar process upon the Option shall be null and void and without effect. The Company shall have the right to terminate the Option upon any assignment, transfer, pledge, hypothecation, other disposition of the Option, or levy of attachment or similar process, by notice to that effect to the person then entitled to exercise the Option; provided, however, that termination of the Option hereunder shall not prejudice any rights or remedies which the Optionee, the Company or any subsidiary of the Company may have under this Option Agreement or otherwise.

       XI. Changes in Company's Capital Structure. The existence of the Option shall not affect in any way the right or authority of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

       XII. Board Action Final. Any dispute or disagreement which shall arise under, as a result of, or in any way relate to the interpretation or construction of this Option Agreement or the Plan shall be determined by the Board. Any such determination made hereunder shall be final, binding, and conclusive for all purposes.

       XIII. Withholding. The Optionee and Company agree that the Company shall have no obligation to issue or transfer Shares upon the exercise of the Option, unless and until the

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Optionee or beneficiary shall have reasonably satisfied the obligation of the
Company and any of its subsidiaries or Banyan Management Corp. with respect to the withholding of federal, state or local taxes, or in order to reasonably sustain a right of the Company to a tax deduction under federal, state or local law with respect to the exercise of an Option. At the election of the Optionee or the beneficiary, as the case may be, the Company's or Banyan Management Corp.'s withholding obligation may be satisfied by the Optionee or beneficiary tendering cash, or Shares previously owned by the Optionee or directing that a number of Shares be withheld from issuance upon the exercise of an Option (or any combination of any of the foregoing) as the Board reasonably determines necessary to satisfy the obligation of the Company or any of its subsidiaries, or Banyan Management Corp.'s, or in order to sustain a right of the Company or Banyan Management Corp.'s to a tax deduction under federal, state or local law with respect to the exercise of an Option.

      XIV. Condition of Employment. The Plan, this Option Agreement and any Option granted under the Plan and this Option Agreement shall not confer upon any Optionee any right to continued employment by the Company, its subsidiaries or Banyan Management Corp., nor shall they interfere in any way with the right of the Company, its subsidiaries or Banyan Management Corp., to, subject to other agreements with the Optionee, terminate an Optionee's employment at any time.

      XV. Plan Controlling. This Option Agreement is executed pursuant to the provisions of the Plan and is subject to all of the provisions of the Plan which shall be controlling.

      XVI. Successors and Assigns. This Option Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Optionee or his beneficiary and all rights granted to the Company hereunder or as stipulated in the Plan shall be binding upon the Optionee's or the beneficiary's heirs, legal representatives and successors.

      XVII. Choice of Laws. This Agreement shall be construed and enforced according to the internal laws of the State of Delaware.

      IN WITNESS WHEREOF, the Company has caused this Option Agreement to be executed by its duly authorized officer, and the Optionee has hereunto set his hand and seal, as of the day and year first above written.

                          SEMELE GROUP, INC.


                      By: _________________________________
                      Its: Chairman, Compensation Committee
                           of the Board
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                      _____________________________________
                      (Optionee)